UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 23, 2013

CITRIX SYSTEMS, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	0-27084	75-2275152
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

Telephone: (954) 267-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the 2013 annual meeting of stockholders of Citrix Systems, Inc. (the “Company”), which was held on May 23, 2013 (the “2013 Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2005 Equity Incentive Plan (as amended and then in effect, the “Plan”) to increase the aggregate number of shares of the Company’s common stock, par value $.001 per share, issuable pursuant to restricted stock, restricted stock units, performance units or stock grants by 7,000,000 shares of the Company’s common stock (the “Plan Amendment”), as described in the Company’s proxy statement for the 2013 Annual Meeting filed with the Securities and Exchange Commission on April 12, 2013 (the “Proxy Statement”). The Plan Amendment does not modify, alter or revise any other term or provision of the Plan, nor does it increase the total number of shares of the Company’s common stock reserved for issuance under the Plan. The Plan Amendment previously had been approved, subject to stockholder approval, by the Compensation Committee of the Company’s Board of Directors.

The Company’s executive officers and directors are eligible to receive awards under the Plan, as amended, including stock options and restricted stock units, in accordance with the terms and conditions of the Plan, as amended. A detailed summary of the Plan and the Plan Amendment is set forth in the Proxy Statement under the caption “Proposal 2: Approval of an Amendment to our Amended and Restated 2005 Equity Incentive Plan,” which summary is incorporated herein by reference. That detailed summary of the Plan and the foregoing description of the Plan Amendment are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and subsequent amendments, including the Plan Amendment, which are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) At the 2013 Annual Meeting, the stockholders of the Company approved an Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”), which provides for the annual election of directors. The Amended and Restated Charter became effective upon its filing with the Secretary of State of the State of Delaware on May 24, 2013.

Under the Company’s Amended and Restated Charter, commencing with the class of directors standing for election at the 2014 annual meeting of the Company’s stockholders, directors will stand for election for one-year terms expiring at the next succeeding annual meeting of the Company’s stockholders. The directors who were elected at the 2012 annual meeting of the Company’s stockholders, whose terms will expire in 2015, and the directors who were elected at the 2013 Annual Meeting, whose terms will expire in 2016, will hold office until the end of their terms. In all cases, each director will hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. A detailed summary of the Amended and Restated Charter is set forth in the Proxy Statement under the caption “Proposal 3: Adoption and Approval of an Amended and Restated Certificate of Incorporation to Declassify our Board of Directors and Provide for the Annual Election of Directors,” which summary is incorporated herein by reference.

On February 12, 2013, the Board of Directors of the Company approved the Amended and Restated By-Laws of the Company to provide for the declassification of the Board of Directors. The Amended and Restated By-laws became effective immediately following the stockholder’s approval of the Amended and Restated Charter on May 23, 2013.

The foregoing descriptions of the Amended and Restated Charter and the Amended and Restated By-Laws are qualified in their entirety by reference to the copies of the Amended and Restated Charter and the Amended and Restated By-Laws filed as Exhibits 3.1 and 3.2, respectively, to this Form 8-K, which are incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting, the Company’s stockholders approved the five proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement.

Proposal 1

To elect Mark B. Templeton, Stephen M. Dow and Godfrey R. Sullivan as Class III directors to each serve for a three-year term expiring at the Company’s annual meeting of stockholders in 2016 or until his successor has been duly elected and qualified or until his earlier resignation or removal:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Mark B. Templeton	145,187,277	3,556,093	102,931	9,801,235
Stephen M. Dow	142,800,513	5,943,114	102,674	9,801,235
Godfrey R. Sullivan	143,241,217	5,502,172	102,912	9,801,235

Proposal 2

To approve the Plan Amendment:

Votes For	Votes Against	Abstentions	Broker Non-Votes
136,004,933	12,581,116	260,252	9,801,235

Proposal 3

To approve the Amended and Restated Charter:

Votes For	Votes Against	Abstentions	Broker Non-Votes
148,522,887	169,169	154,245	9,801,235

Proposal 4

To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
153,095,162	4,766,952	785,422	0

Proposal 5

To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
143,535,778	3,999,204	1,311,319	9,801,235

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Citrix Systems, Inc.

3.2	Amended and Restated By-Laws of Citrix Systems, Inc.

10.1	Sixth Amendment to the Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citrix Systems, Inc.

Dated: May 29, 2013	By:	/s/ David J. Henshall
		Name:	David J. Henshall
		Title:	Executive Vice President, Operations and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Citrix Systems, Inc.

3.2	Amended and Restated By-Laws of Citrix Systems, Inc.

10.1	Sixth Amendment to the Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan